                                                                     EXHIBIT 4.2

                          AGREEMENT OF SUBSTITUTION AND
                          AMENDMENT OF RIGHTS AGREEMENT

     This Agreement of Substitution and Amendment is entered into as of November 11, 2003, to be effective as of October 20, 2003 (the "Effective Date"), by and between Too, Inc., a Delaware corporation (the "Company") and American Stock Transfer & Trust Company, a New York banking corporation ("AST"). Capitalized terms not otherwise defined in this Agreement of Substitution and Amendment shall have the meanings ascribed to them in the Rights Agreement referenced below.

                                    RECITALS

A. On or about August 14, 2001, the Company entered into a Rights Agreement (the "Rights Agreement") with EquiServe Trust Company, N.A., as Rights Agent (the "Predecessor Agent").

B. The Company wishes to remove the Predecessor Agent and substitute AST as Rights Agent pursuant to Section 21 of the Rights Agreement, and AST has agreed to accept such substitution.

C. The Company has given the Predecessor Agent notice of removal of the Predecessor Agent as Rights Agent.


                                    AGREEMENT

     NOW THEREFORE, in consideration of the foregoing and of other consideration, the sufficiency of which is hereby acknowledged, the parties agree as follows:

     1. Section 21 of the Rights Agreement is hereby amended to provide that any successor Rights Agent shall, at the time of its appointment as Rights Agent, have a combined capital and surplus of at least $10 million, rather than $50 million.

     2. The Company hereby appoints AST as rights agent pursuant to Section 21 of the Rights Agreement, to serve in that capacity for the consideration and subject to all of the terms and conditions of the Rights Agreement.

     3. AST hereby accepts the appointment as rights agent pursuant to Section 21 of the Rights Agreement and agrees to serve in that capacity for the consideration and subject to all of the terms and conditions of the Rights Agreement.






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     4.   From and after the Effective Date, each and every reference in the
          Rights Agreement to a "Rights Agent" shall be deemed to be a reference to AST.

     5.   AST and the Company hereby agree that from and after October 20, 2003,
          Section 3(e) of the Rights Agreement shall be amended to read in its entirety as follows:

                    "(e) Certificates for Common Shares issued at any time after the Record Date and prior to the earliest of the Distribution Date, the Redemption Date or the Expiration Date, shall have impressed on, printed on, written on or otherwise affixed to them the following legend:

                    This certificate also represents Rights that entitle the
               holder hereof to certain rights as set forth in a Rights Agreement by and between the Company and American Stock Transfer & Trust Company, as Rights Agent (the "Rights Agreement"), the terms and conditions of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Company.

                    Under certain circumstances specified in the Rights
               Agreement, such Rights will be represented by separate certificates and will no longer be represented by this certificate. Under certain circumstances specified in the Rights Agreement, Rights beneficially owned by certain persons may become null and void. The Company will mail to the record holder of this certificate a copy of the Rights Agreement without charge promptly following receipt of a written request therefor."

     6.   AST and the Company hereby agree that from and after October 20, 2003,
          Section 3(f) of the Rights Agreement shall be amended to read its entirety as follows:

                    "(f) Certificates for Common Shares issued at any time on or after the Distribution Date and prior to the earlier of the Redemption Date or the Expiration Date shall have impressed on, printed on, written on or otherwise affixed to them the following legend:

                         This certificate does not represent any Right issued
                    pursuant to the terms of a Rights Agreement by and between the Company and American Stock Transfer & Trust Company, as Rights Agent."



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     7.   Section 26 of the Rights Agreement is amended to provide that notices or demands shall be addressed as follows (until another address is filed):

If to the Company:                    Too, Inc.
                                      8323 Walton Parkway
                                      New Albany, Ohio 43054
                                      Attn: Kent A. Kleeberger

With a copy to:                       Curtis A. Loveland, Esq.
                                      Porter, Wright Morris & Arthur, LLP
                                      41 South High Street
                                      Columbus, Ohio 43215

If to AST:                            American Stock Transfer & Trust Company
                                      59 Maiden Lane
                                      New York, NY 10038
                                      Attention: Corporate Trust Department

     8. Except as expressly modified herein, the Rights Agreement shall remain in full force and effect.

     9. This Agreement of Substitution and Amendment may be executed in one or more counterparts, each of which shall together constitute one and the same document.


     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date indicated above.

                                           TOO, INC.


                                                    /s/ Kent A. Kleeberger
                                           ------------------------------------
                                           Name:  Kent A. Kleeberger
                                                  -----------------------------
                                           Title: EVP - COO & CFO
                                                  -----------------------------



                                           AMERICAN STOCK TRANSFER
                                           & TRUST COMPANY


                                                  /s/ Herbert J. Lemmer
                                           ------------------------------------
                                           Name:  Herbert J. Lemmer
                                                  -----------------------------
                                           Title: Vice President
                                                  -----------------------------








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